UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report: November 29, 2007

(Date of earliest event reported)

TEMPLE-INLAND INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08634	75-1903917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 MoPac Expressway South, Austin, Texas 78746

(Address of Principal Executive Offices, including Zip code)

(512) 434-5800

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01.     Other Events.

On November 29, 2007, Temple-Inland Inc. issued a press release announcing that its Board of Directors approved the final terms of the previously announced spin-offs of Guaranty Financial Group Inc. (“Guaranty”) and Forestar Real Estate Group Inc. (“Forestar”) through tax-free distributions of Guaranty and Forestar common stock to Temple-Inland stockholders. The distributions are expected to be made on December 28, 2007 (the “Distribution Date”) to Temple-Inland stockholders of record as of the close of business on December 14, 2007 (the “Record Date”). The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As a result of the distributions, each Temple-Inland stockholder will receive one share of Guaranty common stock and one share of Forestar common stock for every three shares of Temple-Inland common stock held at the close of business on the Record Date. No fractional common shares of Guaranty or Forestar will be distributed. Any Temple-Inland stockholder entitled to receive a fractional share will receive a cash payment in lieu of such fractional share.

Guaranty and Forestar have filed applications to list their common stock on the New York Stock Exchange under the respective trading symbols “GFG” and “FOR.” Temple-Inland has been advised by the NYSE that shares of Temple-Inland, Guaranty, and Forestar are expected to trade on a "when issued" basis on or about two business days prior to the Record Date and continuing through the Distribution Date.

No action is required by Temple-Inland stockholders to receive their shares of Guaranty or Forestar common stock. Temple-Inland stockholders who are entitled to receive the common stock of Guaranty and Forestar will receive a book-entry account statement reflecting their ownership of Guaranty and Forestar common stock or their brokerage account will be credited for the shares.

Completion of each spin-off is subject to the respective company’s Registration Statement on Form 10 being declared effective by the Securities and Exchange Commission, the New York Stock Exchange approving the listing of shares of the company’s common stock, and certain other conditions described in the Information Statement included as an exhibit to each of Guaranty’s and Forestar’s Form 10.

Shortly after the Record Date, Temple-Inland will mail Information Statements to its stockholders entitled to receive the spin-off distributions. The Information Statements will include information regarding the distributions and the business and management of Guaranty and Forestar, respectively, following the distributions. In addition, each of Guaranty and Forestar intends to file important information relating to the spin-offs, including their respective Information Statements, with the Securities and Exchange Commission on Form 8-K.

This report contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: assumptions or expectations regarding the spin-offs proving to be inaccurate or unrealized; general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including the costs of raw materials, purchased energy, and freight; demand for new housing; accuracy of accounting assumptions related to pension and postretirement costs, impaired assets, and the allowance for credit losses; competitive actions by other companies; changes in laws or regulations and actions or restrictions of regulatory agencies; our ability to execute certain strategic and business improvement initiatives, including the Transformation Plan; closing the transactions described in this report; and other factors, many of which are beyond our control. Except as required by law, we expressly disclaim any obligation to publicly revise any forward-looking statements contained in this report to reflect the occurrence of events after the date of this news release.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release issued by the Company on November 29, 2007, announcing the approval of the final terms of the previously announced spin-offs.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPLE-INLAND INC.
Date: November 30, 2007	By:	/s/ Doyle R. Simons
Name: Doyle R. Simons
Title: Executive Vice President

EXHIBIT INDEX

Exhibit	Description	Page

99.1	Press release issued by the Company on November 29, 2007, announcing the approval of the final terms of the previously announced spin-offs.	5

4